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Exhibit 23.8

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-206871 of Chambers Street Properties on Form S-4 of our report dated March 30, 2015, relating to the consolidated financial statements and financial statement schedule of Goodman Princeton Holdings (Lux) S.à.r.l. and subsidiaries as of and for the year ended December 31, 2014 (which report expresses an unmodified opinion on the consolidated financial statements and financial statement schedule and includes an emphasis-of-matter paragraph relating to the fact that the consolidated financial statements as of December 31, 2013, and for the two years then ended are not audited, reviewed, or compiled by us, and accordingly, we express no opinion or other form of assurance on them), incorporated by reference from the Annual Report on Form 10-K/A of Chambers Street Properties (for the year ended December 31, 2014) in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, CA
October 22, 2015

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  Exhibit 23.8